UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 26, 2015

ESCALADE, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-6966	13-2739290
(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Avenue, Evansville, Indiana	47711
(Address of Principal Executive Offices)	(Zip Code)

(812) 467-1200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Robert E. Griffin has informed the Board of Directors of Escalade, Incorporated (“Escalade”) that he will retire from Escalade’s Board of Directors effective as of the date of Escalade’s 2015 Annual Meeting of Stockholders expected to be held April 24, 2015. Therefore, Mr. Griffin will not stand for re-election to the Board of Directors at the 2015 Annual Meeting. Mr. Griffin has served the Company in various leadership roles for over 45 years, including service as a director since 1973, Chairman of the Board since 1999, and as Chief Executive Officer from 1976 until 1999. Mr. Griffin continues to beneficially own approximately 16% of Escalade’s outstanding shares of common stock and is Escalade’s largest stockholder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2015	ESCALADE, INCORPORATED

	By:	/s/ STEPHEN R. WAWRIN

Stephen R. Wawrin, Vice President Finance and Chief Financial Officer